UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 25, 2011 (March 25, 2011)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-26821 (Commission File Number)	61-0143150 (I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky (Address of principal executive offices)	40210 (Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
On March 25, 2011, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $250 million of the Company’s outstanding Class A and Class B common stock, subject to market and other conditions. Under this plan, the Company can repurchase shares from time to time for cash in open market purchases, block transactions, and privately negotiated transactions, in accordance with applicable federal securities laws. This share repurchase program expires at the close of business on November 30, 2011, but may be modified, suspended, or terminated before that date by the Company at any time without prior notice. A copy of the press release announcing the share repurchase program is attached as Exhibit 99.1 hereto.
The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1 Brown-Forman Corporation Press Release dated March 25, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)
March 25, 2011	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Brown-Forman Corporation Press Release dated March 25, 2011